Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Kyverna Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.00001 par value per share, issuable pursuant to the exercise of outstanding options previously granted under the Kyverna Therapeutics, Inc. 2024 Inducement Equity Incentive Plan	Rule 457(h)	2,579,259	$6.89(2)	$17,771,094.51	$0.0001531	$2,720.76
Equity	Common stock, $0.00001 par value per share, reserved for future issuance under the Kyverna Therapeutics, Inc. 2024 Inducement Equity Incentive Plan	Rules 457(c) and 457(h)	1,420,741	$4.06(3)	$5,768,208.46	$0.0001531	$883.11
Total Offering Amounts					$23,539,302.97		$3,603.87
Total Fee Offsets(4)							$ —
Net Fee Due							$3,603.87

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of common stock, $0.00001 par value per share (the “Common Stock”), of Kyverna Therapeutics, Inc. (the “Registrant”) that become issuable under the Kyverna Therapeutics, Inc. 2024 Inducement Equity Incentive Plan (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of Common Stock.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $6.89 per share, which is the exercise price for stock options outstanding under the Inducement Plan as of the date of this Registration Statement.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price with respect to these shares are calculated based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on November 21, 2024, a date within five business days prior to the filing of this Registration Statement.

(4)	The Registrant does not have any fee offsets.